As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLAYA HOTELS & RESORTS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-1346104
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of principal executive offices)	(Zip code)

Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan, as amended

(Full title of the plan)

Tracy M.J. Colden

EVP & General Counsel

Playa Hotels & Resorts

1560 Sawgrass Corporate Parkway, Suite 310

Fort Lauderdale, FL, 33323

(Name and address of agent for service)

(954) 453-3100

(Telephone number, including area code, of agent for service)

Copies to:

Michael E. McTiernan

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Ordinary Shares, par value €0.10 per share	8,000,000 shares	$4.23	$33,840,000	$4,393

(1)

Represents the aggregate additional number of shares of the registrant’s ordinary shares, €0.10 par value per share, reserved for issuance under the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the registrant’s outstanding ordinary shares.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. Represents the average of the high and the low prices per share of the registrant’s ordinary shares as reported on the NASDAQ stock market on September 1, 2020.

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by the registrant, Playa Hotels & Resorts N.V. (the “Registrant,” or “we,” “our” or “us”), a Dutch public limited liability company (naamloze vennootschap) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 8,000,000 additional ordinary shares in the Registrant’s capital, par value €0.10  per share, for issuance pursuant to the Plan. The contents of the previous Registration Statement on  Form S-8 filed with the Commission on May 15, 2017 (File No. 333-218017) are hereby incorporated by reference into this Registration Statement and made a part hereof in accordance with General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by our Annual Report on Form 10-K/A filed on April 29, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020 and June 30, 2020;

•	our Current Reports on Form 8-K filed on March 20, 2020, April 2, 2020, May 1, 2020, June 12, 2020 and June 26, 2020; and

•

the description of our ordinary shares contained in our  Registration Statement on Form 8-A filed on February 9, 2017, as amended by the description of our ordinary shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item  5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Trustees and Officers.

The Registrant is public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands.

The Registrant’s Articles of Association provide for certain indemnification rights for its directors and those executive officers designated by the Registrant’s board of directors, and the Registrant entered into indemnification agreements with each of its executive officers and directors providing for procedures for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law.

Pursuant to the Articles of Association, the Registrant shall indemnify and hold harmless each of its indemnified officers and directors against any financial losses, costs, fines or other damages incurred by such indemnified officer or director and any expense reasonably paid or incurred by or on behalf of such indemnified officer in connection with any threatened, pending or completed inquiry, investigation, suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved, to the extent relating to or arising in connection with his current or former position with the Registrant and/or a group company and/or his current or former service at the request of the Registrant as a director, officer, limited or general partner, member, employee or agent of any other foreign or domestic entity, partnership, joint venture, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan, and in each case to the extent permitted by applicable law.

No indemnification shall be given to an indemnified officer or director under the Articles of Association:

•

if a competent court or arbitral tribunal has finally established (without the possibility for appeal) that the acts or omissions of such indemnified officer or director that led to the financial losses, costs, fines, damages, other expenses, suit, claim, action or legal proceedings are of a nature constituting malice, gross negligence, intentional misconduct and/or serious culpability attributable to such indemnified officer or director;

•

to the extent that his or her financial losses, costs, fines, damages and other expenses are covered under an insurance policy obtained by the Registrant, but only to the extent that the relevant insurer has irrevocably settled or provided reimbursement for, these financial losses, costs, fines, damages and other expenses; or

•

for proceedings brought by such indemnified officer or director against the Registrant or any of its subsidiaries, except for proceedings brought to enforce indemnification to which he is entitled under applicable law, insurance policies obtained by the Registrant, the Registrant’s Articles of Association, a resolution of the Registrant’s Board or an agreement between such indemnified officer and the Registrant.

The Registrant may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The Registrant currently maintains such a policy. The description of indemnity herein is merely a summary of the provisions in the Articles of Association and other indemnification agreements, and such description shall not limit or alter the provisions in the Articles of Association or other indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Articles of Association of Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant on August 6, 2020)

4.2	Board Rules for Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 20, 2020)

4.3	2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

4.4	First Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by the Registrant on May 7, 2019)

4.5	Second Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on May 21, 2019)

5.1*	Opinion of NautaDutilh N.V., as to the legality of the securities being registered

23.1*	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on signature page)

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfax, state of Virginia on September 4, 2020.

Playa Hotels & Resorts N.V.

By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce D. Wardinski and Ryan Hymel, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits and other documents related thereto with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bruce D. Wardinski	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	September 4, 2020
Bruce D. Wardinski

/s/ Ryan Hymel	Chief Financial Officer (Principal Financial Officer)	September 4, 2020
Ryan Hymel

/s/ Brandon B. Buhler	Chief Accounting Officer (Principal Accounting Officer)	September 4, 2020
Brandon B. Buhler

/s/ Charles Floyd	Director	September 4, 2020
Charles Floyd

/s/ Richard B. Fried	Director	September 4, 2020
Richard B. Fried

/s/ Gloria Guevara	Director	September 4, 2020
Gloria Guevara

/s/ Hal Stanley Jones	Director	September 4, 2020
Hal Stanley Jones

/s/ Elizabeth Lieberman	Director	September 4, 2020
Elizabeth Lieberman

/s/ Karl Peterson	Director	September 4, 2020
Karl Peterson

/s/ Christopher Zacca	Director	September 4, 2020
Christopher Zacca